Exhibit 3

THIS SUPPLEMENTAL AGREEMENT is made on 29 July 2011

BETWEEN:

THE MINISTER FOR FINANCE OF IRELAND
of Upper Merrion Street, Dublin 2
(hereinafter called the "Minister")

THE NATIONAL PENSIONS RESERVE FUND
COMMISSION
acting in its capacity as controller and manager of
the assets of the National Pensions Reserve Fund
of Treasury Building, Grand Canal Street, Dublin 2
(hereinafter called the "Commission")

- and -

FAIRFAX FINANCIAL HOLDINGS LIMITED
having its registered office at
95 Wellington Street West, Suite 800,
Toronto, Ontario, Canada M5J 2N7
(hereinafter called the "Buyer")

IT IS HEREBY AGREED AS FOLLOWS:

1.           This Agreement is supplemental to a Stock Purchase Agreement made between the parties hereto on 25 July 2011 (the “SPA”). Words and expressions defined in the SPA shall have the same meanings herein unless it is otherwise expressly provided herein.

2.           The SPA is hereby amended as follows:

2.1	The Sale Stock as agreed to be purchased and sold and as defined in the SPA shall mean 2,381,532,330 units of BoI Ordinary Stock. Recital B of the SPA is amended accordingly.

2.2	The definition of “Agreement” shall be deemed amended to include reference to this Supplemental Agreement. Clause 1.1 of the SPA is amended accordingly.

2.3	The consideration for the sale and purchase of the Sale Stock shall be €238,153,233. Clause 4 of the SPA is amended accordingly.

2.4	The Transaction Fee shall be €4,763,065. Clause 15 of the SPA is amended accordingly.

2.5	Clause 13 of the SPA shall be deemed amended to refer to this Supplemental Agreement as forming part of the entire agreement between the Parties relating to the transactions provided for in the SPA.

3.	In all other respects, the SPA is hereby confirmed.

4.	Clauses 12, 14, 16, 17 and 18 of the SPA shall be deemed incorporated herein.

IN WITNESS whereof the Parties have entered into this Agreement and delivered it as a deed on the date specified above.

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(EXECUTION PAGE OF STOCK PURCHASE AGREEMENT)

SIGNED for and on behalf
of the MINISTER FOR FINANCE
by   John A. Moran

/s/ John A. Moran
A person authorised by Section 15(4) of the Ministers and Secretaries Act 1924

(EXECUTION PAGE OF STOCK PURCHASE AGREEMENT)

The Seal of the
NATIONAL PENSIONS RESERVE
FUND COMMISSION
as authenticated by the Chairman
and a Commissioner
/s/ Paul Carty
Chairman

/s/
Commissioner

(EXECUTION PAGE OF STOCK PURCHASE AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FAIRFAX FINANCIAL HOLDINGS LIMITED by its authorised signatory in the presence of:	/s/ Paul Rivett
Authorised Signatory (Signature)

Paul Rivett
/s/ Beth O'Hanlon	Print name
Witness (Signature)

Beth O'Hanlon
Print name

95 Wellington St. W., Toronto, Ontario M5J 2N7
Print address

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